UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2019

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares, $0.0001 par value per share	MDT	New York Stock Exchange
Floating Rate Senior Notes due 2021	MDT/21	New York Stock Exchange
0.000% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Medtronic plc (the “Company”) today launched the Tender Offers (as defined below, totaling up to $4.175 billion), subject to a debt financing condition, which the Company expects will effectively be leverage neutral.

While the Company expects these transactions to result in lower fiscal year 2020 interest expense, slightly offset by increased U.S. tax, the results of the Tender Offers and associated financial benefit of these transactions will not be determinable until July 10, 2019 after market, at the earliest. Given that these transactions are not expected to be completed until late in the Company’s first fiscal quarter (“Q1 FY20”), the Company is not expecting a material impact from these transactions to its Q1 FY20 financial results.

Item 8.01.	Other Events

On June 24, 2019, the Company issued a press release announcing the commencement of cash tender offers (each, a “Tender Offer” and collectively the “Tender Offers”) by its wholly-owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”), Medtronic Global Holdings S.C.A. (“MGH”) and Covidien International Finance S.A. (“CIFSA”), for (i) any and all of $1.175 billion total aggregate principal amount of Medtronic, Inc.’s outstanding 4.125% Senior Notes due 2021 and Medtronic, Inc.’s outstanding 3.125% Senior Notes due 2022 (together, the “Any and All Notes”) and (ii) up to $3.0 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) of Medtronic, Inc.’s outstanding 6.500% Senior Notes due 2039, Medtronic, Inc.’s outstanding 5.550% Senior Notes due 2040, Medtronic, Inc.’s outstanding 4.625% Senior Notes due 2045, Medtronic, Inc.’s outstanding 4.625% Senior Notes due 2044, Medtronic, Inc.’s outstanding 4.500% Senior Notes due 2042, Medtronic, Inc.’s outstanding 4.375% Senior Notes due 2035, Medtronic, Inc.’s outstanding 4.000% Senior Notes due 2043, Medtronic, Inc.’s outstanding 3.500% Senior Notes due 2025, Medtronic, Inc.’s outstanding 3.625% Senior Notes due 2024, CIFSA’s outstanding 6.550% Senior Notes due 2037, MGH’s outstanding 3.350% Senior Notes due 2027, Medtronic, Inc.’s outstanding 3.150% Senior Notes due 2022, CIFSA’s outstanding 3.200% Senior Notes due 2022 and CIFSA’s outstanding 2.950% Senior Notes due 2023 (collectively, the “Maximum Tender Offer Notes,” and together with the Any and All Notes, the “Notes”), provided that (i) the purchase of Medtronic, Inc.’s outstanding 4.625% Senior Notes due 2045 will be subject to an aggregate purchase sublimit of $100 million of aggregate principal amount, (ii) the purchase of Medtronic, Inc.’s outstanding 4.375% Senior Notes due 2035 will be subject to an aggregate purchase sublimit of $200 million of aggregate principal amount and (iii) the purchase of Medtronic, Inc.’s outstanding 3.500% Senior Notes due 2025 will be subject to an aggregate purchase sublimit of $1.3 billion of aggregate principal amount.

The Tender Offers will expire at 12:00 midnight, New York City time, on July 24, 2019 (one minute after 11:59 p.m., New York City time, on July 24, 2019), unless extended or earlier terminated. The Tender Offers are being made exclusively pursuant to an offer to purchase dated June 24, 2019, which sets forth the terms and conditions of the Tender Offers. Holders of the Notes must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City Time, on July 9, 2019 to be eligible to receive an early tender payment in addition to the applicable Tender Offer consideration.

A copy of the Company’s press release announcing the Tender Offers is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to purchase the Notes.

Item 9.01.	Exhibits

(d) List of Exhibits

Exhibit Number	Description

99.1	Press release of Medtronic plc, dated June 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: June 24, 2019		Karen L. Parkhill
Executive Vice President and Chief Financial Officer